Exhibit 99.2

Merger of South State Corporation and Southeastern Bank Financial Corporation June 17, 2016

Forward Looking Statements Statements included in this communication which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward looking statements. South State Corporation (“SSB”) cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to right of one or both of the parties to terminate the definitive merger agreement between SSB and Southeastern Bank Financial Corporation (“SBFC”); the outcome of any legal proceedings that may be instituted against SSB or SBFC; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction), and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where SSB and SBFC do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; SSB’s ability to complete the acquisition and integration of SBFC successfully; credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; liquidity risk affecting the bank’s ability to meet its obligations when they come due; price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; transaction risk arising from problems with service or product delivery; compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; strategic risk resulting from adverse business decisions or improper implementation of business decisions; reputation risk that adversely affects earnings or capital arising from negative public opinion; terrorist activities risk that results in loss of consumer confidence and economic disruptions; cybersecurity risk related to SSB’s dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third-party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; economic downturn risk resulting changes in the credit markets, greater than expected noninterest expenses, excessive loan losses and other factors and the implementation of federal spending cuts currently scheduled to go into effect; and other factors that may affect future results of SSB and SBFC. Additional factors that could cause results to differ materially from those described above can be found in SSB’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of SSB’s website, http://www.southstatebank.com, under the heading “SEC Filings” and in other documents SSB files with the SEC, and in SBFC’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended March 31, 2016, each of which is on file with the SEC and in other documents SBFC files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither SSB nor SBFC assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. IMPORTANT ADDITIONAL INFORMATION In connection with the proposed transaction between SSB and SBFC, SSB will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of SSB and SBFC and a Prospectus of SSB, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving SSB and SBFC will be submitted to SBFC’s shareholders and SSB’s shareholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF SSB AND SHAREHOLDERS OF SBFC ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about SSB and SBFC, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to South State Corporation, 520 Gervais Street, Columbia, South Carolina 29201, Attention: John C. Pollok, Senior Executive Vice President, CFO and COO, (800) 277-2175 or to Southeastern Bank Financial Corporation, 4487 Columbia Road, Martinez, Georgia 30907, Attention: Darrell R. Rains, Executive Vice President and Chief Financial Officer, (706) 738-1378. Participants in THE Solicitation SSB, SBFC, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SSB’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 4, 2016, and certain of its Current Reports on Form 8-K. Information regarding SBFC’s directors and executive officers is available in its definitive proxy statement, which was filed with SEC on March 30, 2016, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

Strategic Market Expansion Charlotte Myrtle Beach Wilmington Charleston Savannah Atlanta Augusta Raleigh NORTH CAROLINA SOUTH CAROLINA GEORGIA Pro Forma Highlights SSB (121) SBFC (12) Greenville Columbia Aiken Athens Source: SNL Financial Financials exclude purchase accounting adjustments See endnotes (1) Assets $10.5 bn Loans 7.2 Deposits 8.7 Branches 133 Loans / Deposits 83 % Market Cap. $2.0 bn Employees 2,385

Executive leadership commitment South State Corporation (NASDAQ: SSB) Buyer Southeastern Bank Financial Corporation (OTCQB: SBFC) Seller 0.7307 shares of SSB common stock for each share of SBFC common stock Fixed Exchange Ratio $49.45 Implied Price per Share $334.9 million Aggregate Transaction Value 100% Stock Consideration 187% Price/Tangible Book Multiple 16.8x Price/LTM Earnings 83% SSB / 17% SBFC Ownership Split 1 director to be appointed to SSB’s Board of Directors Board Representation Regulatory and shareholder approvals Required Approvals 1st Quarter 2017 Expected Closing Transaction Terms See endnotes (2) Management Retention

Bank Branches GB&T 9 SB&T 3 Total 12 A Stronghold in the Augusta Market Augusta –Richmond County, GA-SC MSA Augusta MSA Deposit Market Share Source: SNL Financial Deposit data as of 6/30/15; financial data as of or for the three months ended 3/31/16 Assets: $1.9 billion Loans: 1.0 Deposits: 1.6 # Customers: 48,000 2nd largest MSA in Georgia Strong core funding Closely held institution with deep local ties #1 community bank in Augusta by deposits SBFC Highlights See endnotes (3) Deposits Market Rank Institution ($mm) Share Branches 1 Wells Fargo & Co. $1,617 20.4% 20 2 SBFC 1,541 19.5 12 3 Bank of America Corp. 813 10.3 9 4 SunTrust Banks Inc. 712 9.0 8 5 Security Federal Corp. 603 7.6 11 6 Regions Financial Corp. 523 6.6 15 7 First Citizens BancShares Inc. 506 6.4 13 8 State Bank Financial Corp. 433 5.5 7 9 Queensborough Co. 359 4.5 10 10 Synovus Financial Corp. 172 2.2 2

Entrance into the desirable Augusta market with #2 deposit share Enhances Georgia / South Carolina border franchise Superior bank that has grown consistently and organically for ~ 30 years Growth Compatible culture with like-minded employees and managers Comprehensive due diligence process and loan portfolio review Low risk pro forma loan concentration levels Transaction Rationale Soundness Profitability Low single-digit EPS accretion Offsets impact of crossing $10.0 billion in assets Minimal initial tangible book value dilution

Crossing $10 Billion in Assets We are continuing with other initiatives to help offset this lost revenue independent of this merger Accelerates our growth over $10 billion Estimate of lost interchange revenue: About 14 cents per transaction After-tax impact ~ $7.6 million annualized, beginning 3rd quarter 2018 Other implications: DFAST – well underway with some expenses already in run rate Change in calculation of our FDIC insurance premiums Over $10 Billion Durbin Impact Through organic growth - Mid- 2018 Q3 2019 With this transaction closing - Q1 2017 Q3 2018

Transaction Assumptions Assumptions Overall credit mark of $28 million Comprehensive review process ~50% total loan balances reviewed 100% of loans >$500K reviewed Cost savings ~ 35% 75% realized in 2017 100% realized annually thereafter Assumes one-time after-tax merger related expenses ~$28 million Includes full Durbin impact Core Deposit Intangible ~ 1.5% No revenue synergies assumed Projected close in 1st Quarter 2017

Financial Impact Pro Forma Capital Ratios at Close Tangible Common Equity/ Tangible Assets: Total Capital Ratio: ~8.5% ~13% Financial Impact Low single-digit EPS accretion Less than 1% TBV dilution < 3 years estimated TBV earnback

Lines of Business Wealth Management Mortgage Banking Combined Strength: Assets Under Management & Care: $4.6 billion Revenues of over $23 million Team of over 100 members Competitive platform of integrated Wealth Management solutions Retail Investment Services Registered Investment Advisory Firm Corporate Retirement Planning Trust and Asset Management Exceptional Opportunities: Mortgage Market Share #1 in Augusta MSA - SBFC #2 in South Carolina - SSB Platform of fully integrated Mortgage Banking products Sell Direct: Ability to deal directly with FNMA, FHMLC & GNMA See endnotes (4)

Natural expansion into attractive, adjacent market Similar cultures will benefit shareholders, communities, customers and employees Company has grown organically for ~ 30 years Offsets impact of crossing $10 billion Positions the Company for further growth and acquisitions Continuing expansion of a high-performing banking franchise Summary

Another Piece of the Puzzle GEORGIA SOUTH CAROLINA Greenville Columbia Charleston Savannah Atlanta Myrtle Beach Charlotte Raleigh NORTH CAROLINA Wilmington Augusta SSB Branch SBFC Branch Existing Markets New Market Aiken

Appendix

Southeastern Bank Financial Corporation Headquarters Augusta, GA Bank Subsidiary Georgia Bank & Trust SC branches operate as Southern Bank & Trust (DBA) Founded 1989 Ticker SBFC (OTCQB) Branches 12 Total Assets $ 1,877 million Total Loans 1,048 Total Deposits 1,569 Loans / Deposits 66.9 % TCE / TA 9.49 NPAs/ Assets 0.84 Net Interest Margin 3.23 Efficiency Ratio 62.4 See endnotes (5)

Combined Loan Composition See endnotes (6) SSB SBFC Pro Forma C&D 8% 1 - 4 Family 37% Multifamily <1% Owner - Occupied CRE 19% Non Owner - Occupied CRE 11% C&I 10% Consumer & Other 14% C&D 17% 1 - 4 Family 28% Multifamily 2% Owner - Occupied CRE 22% Non Owner - Occupied CRE 15% C&I 11% Consumer & Other 4% C&D 9% 1 - 4 Family 36% Multifamily 1% Owner - Occupied CRE 20% Non Owner - Occupied CRE 12% C&I 10% Consumer & Other 12% Loan Portfolio Amount % of Total C&D $507,496 8.2% 1-4 Family 2,318,426 37.4 Multifamily 49,291 0.8 Owner-Occupied CRE 1,207,550 19.5 Non Owner-Occupied CRE 685,768 11.1 C&I 596,759 9.6 Consumer & Other 837,863 13.5 Gross Loans & Leases $6,203,153 100.0 % Loan Portfolio Amount % of Total C&D $180,093 17.2% 1-4 Family 296,213 28.3 Multifamily 22,090 2.1 Owner-Occupied CRE 233,952 22.3 Non Owner-Occupied CRE 157,579 15.0 C&I 115,225 11.0 Consumer & Other 43,372 4.1 Gross Loans & Leases $1,048,524 100.0 % Loan Portfolio Amount % of Total C&D $687,589 9.5% 1-4 Family 2,614,639 36.1 Multifamily 71,381 1.0 Owner-Occupied CRE 1,441,502 19.9 Non Owner-Occupied CRE 843,347 11.6 C&I 711,984 9.8 Consumer & Other 881,235 12.2 Gross Loans & Leases $7,251,677 100.0%

C&D and CRE Concentration Levels Current Percentage of Risk-Based Capital (1) (2) See endnotes (7) 64% 85% 151% 166% 0% 100% 200% 300% 400% SSB SBFC C&D Loans / Risk-Based Capital CRE Loans / Risk-Based Capital

Combined Deposit Composition Source: SNL Financial Data as of or for the three months ended 3/31/16 Jumbo time deposits defined as time deposits greater than $100,000 SSB SBFC Pro Forma See endnotes (8) Deposit Composition Amount % of Total Demand Deposits $254,356 16.2 % NOW Accounts 406,553 25.9 Money Market & Savings 564,568 36.0 Non-Jumbo Time Deposits 228,031 14.5 Jumbo Time Deposits 114,945 7.3 Total Deposits $1,568,453 100.0 % Deposit Composition Amount % of Total Demand Deposits $2,020,632 28.2 % NOW Accounts 1,711,391 23.9 Money Market & Savings 2,393,794 33.4 Non-Jumbo Time Deposits 630,842 8.8 Jumbo Time Deposits 405,289 5.7 Total Deposits $7,161,948 100.0 % Demand Deposits 28% NOW Accounts 24% Money Market & Savings 33% Non - Jumbo Time Deposits 9% Jumbo Time Deposits 6% Demand Deposits 16% NOW Accounts 26% Money Market & Savings 36% Non - Jumbo Time Deposits 15% Jumbo Time Deposits 7% Demand Deposits 26% NOW Accounts 24% Money Market & Savings 34% Non - Jumbo Time Deposits 10% Jumbo Time Deposits 6% Deposit Composition Amount % of Total Demand Deposits $2,274,988 26.1 % NOW Accounts 2,117,944 24.3 Money Market & Savings 2,958,362 33.9 Non-Jumbo Time Deposits 858,873 9.8 Jumbo Time Deposits 520,234 6.0 Total Deposits $8,730,401 100.0%

Transaction Deposit Mix See endnotes (9) Account Balance in Millions Southeastern Bank Financial Corporation Checking Accounts ~ 38,000 Online Banking ~ 25,000 users Bill Pay users ~ 20,000 users Mobile Banking ~ 15,000 users Non - Interest Bearing $254 Interest Bearing $407

Market Highlights: Augusta Augusta is the second largest MSA in Georgia with a population of more than 500,000 Major economic sectors include science & discovery, manufacturing, defense, higher education and health services Home to Fort Gordon, which serves as the U.S. Army base for Cyber Command – expected to grow by 2,500 personnel by 2019 A low cost of living and strong labor force combine to facilitate consistent business growth Recent Job Growth was 3.6% compared to 3.1% nationwide Augusta, GA Market Overview Highlight Demographics (1) SBFC SSB U.S Total Population (000s) 512 6,671 322,403 Projected Population Growth 4.0% 5.6% 3.7% Projected Household Income Growth 4.9% 6.3% 7.8% Projected 2021 Household Income $50,091 $51,842 $59,867 Major Area Employers See endnotes (10)

Robert R. Hill, Jr. Chief Executive Officer John C. Pollok Senior Executive Vice President Chief Financial Officer / Chief Operating Officer James C. Mabry IV Executive Vice President Investor Relations and Mergers & Acquisitions Investor Contacts 520 Gervais Street Columbia, South Carolina 29201 800-277-2175 www.southstatebank.com R. Daniel Blanton Chief Executive Officer Ronald L. Thigpen President & Chief Operating Officer Darrell R. Rains Executive Vice President Chief Financial Officer 3530 Wheeler Road Augusta, Georgia 30909 706-738-6990 www.georgiabankandtrust.com

Source: SNL Financial. Financial data as of or for the three months ended 3/31/2016, exclude purchase accounting adjustments. Terms are based off of SSB’s closing stock price on 6/15/16. Price/TBV based upon SBFC’s tangible book value per share of $26.39 as of 3/31/16. Price/LTM earnings based upon net income of $19.9 million for the twelve months ended 3/31/16. Source: SNL Financial. Deposit data as of 6/30/15; financial data as of or for the three months ended 3/31/16. Wealth Management financial data is proforma as of 3/31/16. Source: SNL Financial. Financial data as of 3/31/16. Community bank defined as institutions with less than $25 billion in total assets. Source: SNL Financial. Data as of or for the three months ended 3/31/16. Source: SNL Financial. Data as of 3/31/16. (1) Includes 1-4 family residential construction loans, other construction loans, all land development loans and other land loans. (2) Includes loans securitized by multi-family properties, loans secured by other non-farm, non residential properties (non-owner occupied), and loans to finance CRE. Source: SNL Financial. Data as of or for the three months ended 3/31/16. Jumbo time deposits defined as time deposits greater than $100,000. Financial data as of 3/31/16. Transaction accounts are identified as Demand Deposits (Non-interest bearing ) and NOW Accounts (Interest Bearing) Source: Augusta Metro Chamber, Augusta Economic Development Authority; Augusta Chronicle. (1) Projected figures represent expected growth from 2016-2021; demographic statistics deposit weighted by county. Endnotes